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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated October 28, 1997, accompanying the financial statements of Voxcom Holdings, Inc., contained in the Registration Statements and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Dallas, Texas
August 10, 1998